GUARANTEED WITHDRAWAL BENEFIT RIDER II
Pacific Life Insurance Company has issued this Rider as a part of the annuity Contract to which it is attached.
All provisions of the Contract that do not conflict with this Rider apply to this Rider. In the event of any conflict between the provisions of this Rider and the provisions of the Contract, the provisions of this Rider shall prevail over the provisions of the Contract.
The numeric examples contained in this Rider are based on certain assumptions. They have been provided to assist in understanding the benefits provided by this Rider and to demonstrate how Purchase Payments received and withdrawals made from the Contract prior to the Annuity Date affect the values and benefits under this Rider over an extended period of time.

Definition of Terms — Unless redefined below, the terms defined in the Contract will have the same meaning when used in this Rider. For purposes of this Rider, the following definitions apply:
Annual RMD Amount — The amount required to be distributed each Calendar Year for purposes of satisfying the minimum distribution requirements of Internal Revenue Code Section 401(a)(9) and related Code provisions in effect on the Rider Effective Date.

Maximum Credit Base — The amount equal to [200]% of the Remaining Protected Balance as of the Rider Effective Date and any additional Purchase Payments received during the first Contract Year following the Rider Effective Date, plus [100]% of all additional Purchase Payments received thereafter.

Protected Payment Amount — The maximum amount that can be withdrawn under this Rider without reducing the Protected Payment Base. The Protected Payment Amount on any day after the Rider Effective Date is equal to the lesser of:
(a)	[5]% of the Protected Payment Base as of that day, less cumulative withdrawals during that Contract Year; or

(b)	the Remaining Protected Balance as of that day.
The Protected Payment Amount will never be less than zero.

Protected Payment Base — An amount used to determine the Protected Payment Amount. The Protected Payment Base will remain unchanged except as otherwise described under the provisions of this Rider.

Remaining Protected Balance — The amount available for future withdrawals made under this Rider. The Remaining Protected Balance will never be less than zero.

Reset Date — Any Contract Anniversary beginning with the first (1st) Contract Anniversary after the Rider Effective Date on which an Automatic Reset or an Owner-elected reset occurs.
For purposes of this Rider, the term “withdrawal” includes any applicable withdrawal charges and charges for premium taxes and/or other taxes, if applicable. Amounts withdrawn under this Rider will reduce the Contract Value by the amount withdrawn and will be subject to the same conditions, limitations, restrictions and all other fees, charges and deductions, if applicable, as withdrawals otherwise made under the provisions of the Contract.
Guaranteed Withdrawal Benefit II — You have purchased a Guaranteed Withdrawal Benefit Rider II. Subject to the terms and conditions described herein, this Rider:
(a)	allows for withdrawals up to the Protected Payment Amount without any adjustment to the Protected Payment Base, regardless of market performance, until the Remaining Protected Balance equals zero;

(b)	provides for an annual credit to be applied to the Protected Payment Base and Remaining Protected Balance as described under the Annual Credit provision of this Rider;

(c)	allows for withdrawals for purposes of satisfying the minimum distribution requirements of Internal Revenue Code Section 401(a)(9) and related Code provisions in effect on the Rider Effective Date, regardless of the amount, without any adjustment to the Protected Payment Base, subject to certain conditions as described herein;

(d)	provides for automatic annual resets or Owner-elected resets of the Protected Payment Base and Remaining Protected Balance to an amount equal to 100% of the Contract Value as of a Reset Date.
This Rider may be purchased and added to the Contract, provided that on the Rider Effective Date: (a) the age of each Annuitant is [85] years or younger; and (b) the entire Contract Value is invested according to an asset allocation program established and maintained by us for this Rider.

Annual Charge — An annual charge for expenses related to this Rider will be deducted from the Investment Options on a proportionate basis relative to the Account Value in each such Investment Option.
The annual charge is deducted, in arrears, on each Contract Anniversary that this Rider remains in effect. The annual charge is equal to [0.85]% (not to exceed a maximum annual charge percentage of 1.50%) multiplied by the Protected Payment Base on the day the charge is deducted.
The annual charge percentage established on the Rider Effective Date will not change, except as otherwise described in the provisions of this Rider.
If this Rider terminates on a Contract Anniversary, the entire annual charge for the prior Contract Year will be deducted from the Contract Value on that Contract Anniversary.
If the Rider terminates prior to a Contract Anniversary, we will prorate the annual charge. The prorated amount will be based on the Protected Payment Base as of the day the Rider terminates. Such prorated amount will be deducted from the Contract Value on the earlier of the day the Contract terminates or the Contract Anniversary immediately following the day the Rider terminates.
We will waive the annual charge if the Rider terminates as a result of the death of an Owner or sole surviving Annuitant, or upon full annuitization of the Contract.
Any portion of the annual charge we deduct from any of our fixed-rate General Account Investment Options (if available under the Contract) will not be greater than the annual interest credited in excess of that option’s minimum guaranteed interest rate.
Change in Annual Charge — The annual charge percentage may change as a result of any automatic reset or Owner-elected reset. The annual charge percentage will never exceed the annual charge percentage then in effect for new issues of this same rider. If we are no longer issuing this rider, any change in the annual charge percentage will not result in an annual charge percentage that exceeds the maximum annual charge percentage specified in the Annual Charge provision.
If the Protected Payment Base and Remaining Protected Balance are never reset, the annual charge percentage established on the Rider Effective Date is guaranteed not to change.
Initial Values — The Protected Payment Base, Remaining Protected Balance and Protected Payment Amount are initially determined on the Rider Effective Date. On the Rider Effective Date, the Protected Payment Base and Remaining Protected Balance are equal to the Initial Purchase Payment or, if available on a Contract Anniversary, the Contract Value on that Contract Anniversary. The Protected Payment Amount is equal to [5%] of the Protected Payment Base.
Subsequent Purchase Payments — Purchase Payments received after the Rider Effective Date will result in an increase in the Protected Payment Base and Remaining Protected Balance equal to the amount of the Purchase Payment.
Limitation on Subsequent Purchase Payments — For purposes of this Rider, in no event may any Purchase Payment received on and after the first (1st) Contract Anniversary, measured from the Rider Effective Date or the most recent Reset Date, whichever is later, result in the total of all Purchase Payments received since that Contract Anniversary to exceed $100,000, without our prior approval.
This provision only applies if the Contract permits Purchase Payments after the first (1st) Contract Anniversary, measured from the Contract Date.

Annual Credit — On each Contract Anniversary after the Rider Effective Date, an annual credit will be applied to the Protected Payment Base and Remaining Protected Balance if, as of that Contract Anniversary:
(a)	no withdrawals have occurred after the Rider Effective Date;

(b)	that Contract Anniversary is within the first [ten (10)] Contract Anniversaries, measured from the Rider Effective Date; and

(c)	the Remaining Protected Balance is less than the Maximum Credit Base.
The annual credit is equal to [10%] of the sum of (A) and (B) as of the Contract Anniversary on which the credit is added, where:
(A)	is the Remaining Protected Balance on the Rider Effective Date or the most recent Reset Date, whichever is later.

(B)	is cumulative Purchase Payments received after the Rider Effective Date or the most recent Reset Date, whichever is later.
Once a withdrawal has occurred, no annual credit will be applied to the Protected Payment Base and Remaining Protected Balance on any Contract Anniversary following the withdrawal.,(See Application of Rider Provisions).
Withdrawal of Protected Payment Amount — While this Rider is in effect, you may withdraw up to the Protected Payment Amount without any adjustment to the Protected Payment Base, regardless of market performance, until the Remaining Protected Balance equals zero.
If a withdrawal does not exceed the Protected Payment Amount immediately prior to that withdrawal, the Protected Payment Base will remain unchanged. The Remaining Protected Balance will decrease by the withdrawal amount immediately following the withdrawal.
Withdrawals Exceeding Protected Payment Amount — Except as otherwise provided under the Withdrawals to Satisfy Required Minimum Distribution provision of this Rider, if a withdrawal exceeds the Protected Payment Amount immediately prior to that withdrawal, we will adjust the Protected Payment Base and Remaining Protected Balance immediately following the withdrawal to the lesser of:
(a)	the Contract Value immediately after the withdrawal; or

(b)	the Remaining Protected Balance immediately prior to the withdrawal, less the withdrawal amount.
The amount available for withdrawal under the Contract must be sufficient to support any withdrawal that would otherwise exceed the Protected Payment Amount.
Withdrawals to Satisfy Required Minimum Distribution — No adjustment will be made to the Protected Payment Base if a withdrawal made under this Rider exceeds the Protected Payment Amount immediately prior to the withdrawal, provided that such withdrawal (herein referred to as an “RMD withdrawal”) is for purposes of satisfying the minimum distribution requirements of Internal Revenue Code Section 401(a)(9) and related Code provisions in effect on the Rider Effective Date, and further subject to the following:
(a)	you have authorized us to calculate and make periodic distribution of the Annual RMD Amount for the Calendar Year required based on the payment frequency you have chosen;

(b)	the Annual RMD Amount is based on this Contract only; and

(c)	no withdrawals (other than RMD withdrawals) are made from the Contract during the Contract Year.
Each RMD withdrawal will decrease the Remaining Protected Balance by the amount withdrawn immediately following the RMD withdrawal.

Depletion of Contract Value — If a withdrawal (including an RMD withdrawal) does not exceed the Protected Payment Amount and reduces the Contract Value to zero, the following will apply:
(a)	if the oldest Owner (or youngest Annuitant, in the case of an Owner who is a Non-Natural Owner):
(i)	was younger than age [59 1/2] when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later, [5]% of the Protected Payment Base will be paid each year until the Remaining Protected Balance is reduced to zero; or

(ii)	was age [59 1/2] or older when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later, [5]% of the Protected Payment Base will be paid each year until the day of the first death of an Owner or the date of death of the sole surviving Annuitant.
The payments under subparagraphs (a)(i) and (a)(ii) above will be made under a series of pre-authorized withdrawals under a payment frequency, as elected by the Owner, but no less frequently than annually;

(b)	no additional Purchase Payments will be accepted under the Contract;

(c)	any Remaining Protected Balance will not be available for payment in a lump sum and will not be applied to provide payments under an Annuity Option; and

(d)	the Contract will cease to provide any death benefit.
If the Owner or sole surviving Annuitant dies and the Contract Value is zero as of the date of death, any Remaining Protected Balance will be paid to the Beneficiary under the series of pre-authorized withdrawals and payment frequency then in effect at the time of the Owner’s or sole surviving Annuitant’s death.
Depletion of Remaining Protected Balance — If a withdrawal reduces the Remaining Protected Balance to zero and Contract Value remains, the following will apply:
If the oldest Owner (or youngest Annuitant, in the case of an Owner who is a Non-Natural Owner):
(a)	was younger than age [59 1/2] when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later, this Rider will terminate; or

(b)	was age [59 1/2] or older when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later, you may elect to withdraw up to [5]% of the Protected Payment Base each year until the day of the first death of an Owner or the date of death of the sole surviving Annuitant.
If a withdrawal made under subparagraph (b) (except an RMD withdrawal) taken from the Contract exceeds the Protected Payment Amount, this Rider will terminate.
Any death benefit proceeds to be paid to the Beneficiary from remaining Contract Value will be paid as described under the Death Benefit provisions of the Contract.
Automatic Reset — On each Contract Anniversary while this rider is in effect and before the Annuity Date and after any annual credit is applied, we will automatically reset the Protected Payment Base and Remaining Protected Balance to an amount equal to 100% of the Contract Value, if the Protected Payment Base is less than the Contract Value on that Contract Anniversary. The annual charge percentage may change as a result of any Automatic Reset. (See Change in Annual Charge provision). This reset does not begin a new period for the annual credit to be applied. We will provide you with written confirmation of each Automatic Reset.
Automatic Reset — Opt-Out Election — If you are within thirty (30) days after a Contract Anniversary on which an Automatic Reset is effective, you have the option to reinstate the Protected Payment Base, Remaining Protected Balance and any change in the annual charge percentage to their respective amounts immediately before the Automatic Reset.
If you elect this option, your opt-out election must be received, in a form satisfactory to us, at our Service Center within the same thirty (30) day period after the Contract Anniversary on which the reset is effective.
Any future Automatic Resets will continue in effect in accordance with the Automatic Reset provision of this Rider.

Automatic Reset — Future Participation — You may elect not to participate in future automatic resets at any time. Your election must be received, in a form satisfactory to us, at our Service Center, while this rider is in effect and before the Annuity Date. Such election will be effective for future Contract Anniversaries.
If you previously elected not to participate in Automatic Resets, you may re-elect to participate in future Automatic Resets at any time. Your election to resume participation must be received, in a form satisfactory to us, at our Service Center while this Rider is in effect and before the Annuity Date. Such election will be effective for future Contract Anniversaries as described in the Automatic Reset provision.
Owner-Elected Resets (Non-Automatic) — You may, on any Contract Anniversary beginning with the first (1st) Contract Anniversary, measured from the Rider Effective Date or the most recent Reset Date, whichever is later, elect to reset the Remaining Protected Balance and Protected Payment Base to an amount equal to 100% of the Contract Value as of that Contract Anniversary. The annual charge percentage may change if you elect this reset option. (See Change in Annual Charge provision).
On each Reset Date and after any annual credit is applied, we will set the Remaining Protected Balance and Protected Payment Base to an amount equal to 100% of the Contract Value as of that Reset Date.
If you elect this option, your election must be received, in a form satisfactory to us, at our Service Center within thirty (30) days after the Contract Anniversary on which the reset is effective. This option may result in a reduction in the Protected Payment Base, Remaining Protected Balance, and Protected Payment Amount. The election of this option does not begin a new period for the annual credit to be applied. We will provide you with written confirmation of your election.
Application of Rider Provisions — On and after each Reset Date, the provisions of this Rider shall apply in the same manner as they applied when the Rider was originally issued, except that eligibility for the annual credit can not be reinstated with a reset. The limitations and restrictions on Purchase Payments and withdrawals, the deduction of annual charges and any future reset options available on and after each Reset Date, will again apply and will be measured from that Reset Date.
Annuitization — If you annuitize the Contract at the maximum Annuity Date specified in the Contract and this Rider is still in effect at the time of your election and a Life Only annuity option is chosen, the annuity payments will be equal to the greater of:
        .
(a)	the Life Only annual payment amount calculated based on the Net Contract Value at the maximum Annuity Date, less any charges for premium taxes and/or other taxes, and the Life Only annuity rates based on the greater of our current income factors in effect for the Contract on the maximum Annuity Date; or our guaranteed income factors; or

(b)	the Protected Payment Amount in effect at the maximum Annuity Date.
If you annuitize the Contract at any time prior to the maximum Annuity Date specified in the Contract, your annuity payments will be determined in accordance with the terms of the Contract. The Protected Payment Base, Remaining Protected Balance and Protected Payment Amount under this Rider will not be used in determining any annuity payments.
Continuation of Rider if Surviving Spouse Continues Contract — If the Owner dies while this Rider is in effect and if the surviving spouse of the deceased Owner elects to continue the Contract in accordance with its terms, the surviving spouse may continue to take withdrawals of the Protected Payment Amount under this Rider, until the Remaining Protected Balance is reduced to zero.
The surviving spouse may elect any of the reset options available under this Rider for subsequent Contract Anniversaries. If an election to reset is made, whether by an Automatic Reset or an Owner-elected reset, then the provisions of this Rider will continue in full force and in effect for the surviving spouse.

Termination of Rider — Except as otherwise provided under the Continuation of Rider if Surviving Spouse Continues Contract provision of this Rider, this Rider will automatically terminate upon the earliest to occur of one of the following events:
(a)	the day any portion of the Contract Value is no longer invested according to an asset allocation program established and maintained by us for this Rider;

(b)	the day the Remaining Protected Balance is reduced to zero;

(c)	the day of the first death of an Owner or the date of death of the sole surviving Annuitant;

(d)	the day the Contract is terminated in accordance with the provisions of the Contract;

(e)	the day we are notified of a change in ownership of the Contract; or

(f)	the Annuity Date.
This Rider will not terminate under subparagraph (b) above if the oldest Owner (or youngest Annuitant, in the case of an Owner who is a Non-Natural Owner) was age [59 1/2] or older when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later. In this case the Rider will terminate under subparagraph (c).
This Rider and the Contract will not terminate under subparagraph (d) above if at the time of this event, the Contract Value is zero and we are making pre-authorized withdrawals of [5]% of the Protected Payment Base. In this case, the Rider and Contract will terminate under:
(i)	subparagraph (b) if the oldest Owner (or youngest Annuitant, in the case of an Owner who is a Non-Natural Owner) was younger than age [59 1/2] when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later: or

(ii)	subparagraph (c) if the oldest Owner (or youngest Annuitant, in the case of an Owner who is a Non-Natural Owner) was age [59 1/2] or older when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later.
Rider Effective Date — This Rider is effective on the Contract Date, unless a later date is shown below
Rider Effective Date: [Date]
All other terms and conditions of the Contract remain unchanged by this Rider.
PACIFIC LIFE INSURANCE COMPANY

Chairman and Chief Executive Officer	Secretary

GUARANTEED WITHDRAWAL BENEFIT RIDER II
SAMPLE CALCULATIONS
The numeric examples shown in this section are based on certain assumptions. They have been provided to assist in understanding the benefits provided by this Rider and to demonstrate how Purchase Payments received and withdrawals made from the Contract prior to the Annuity Date affect the values and benefits under this Rider over an extended period of time. These examples are not intended to serve as projections of future investment returns.
Example #1 — Setting of Initial Values.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

Beginning				Protected	Protected		Remaining	Maximum
of Contract	Purchase		Contract Value	Payment	Payment	Annual	Protected	Credit
Year	Payment	Withdrawal	after Activity	Base	Amount	Credit	Balance	Base
1	$100,000		$100,000	$100,000	$5,000	$0.00	$100,000	$200,000
On the Rider Effective Date, the initial values are set as follows:
•	Protected Payment Base = Initial Purchase Payment = $100,000

•	Remaining Protected Balance = Initial Purchase Payment = $100,000

•	Protected Payment Amount = 5% of Protected Payment Base = $5,000

•	Maximum Credit Base = $200,000, since first year purchase payments equal to $100,000
Example #2 — Subsequent Purchase Payments.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	A subsequent Purchase Payment of $100,000 is received during Contract Year 1.

•	No withdrawals taken.

•	No Automatic Resets or Owner-elected resets.

Beginning				Protected	Protected		Remaining	Maximum
of Contract			Contract Value	Payment	Payment	Annual	Protected	Credit
Year	Purchase Payment	Withdrawal	after Activity	Base	Amount	Credit	Balance	Base
1	$100,000		$100,000	$100,000	$5,000	$0.00	$100,000	$200,000
Activity	$100,000		$200,000	$200,000	$10,000		$200,000	$400,000
2			$207,000	$220,000	$11,000	$20,000	$220,000	$400,000
Activity	$100,000		$307,000	$320,000	$16,000		$320,000	$500,000
3			$321,490	$350,000	$17,500	$30,000	$350,000	$500,000
•	Since a subsequent purchase payment of $100,000 was made in the first Contract Year, the Maximum Credit Base is increased to $400,000.

•	An annual credit of $20,000 (10% of $200,000) is applied to the Protected Payment Base and Remaining Protected Balance on the Contract Anniversary at the beginning of Contract Year 2.

•	Since a subsequent purchase payment of $100,000 was made in the second Contract Year, the Maximum Credit Base Is increased by 100% of that amount, to $500,000.

•	An annual credit of $30,000 (10% of $300,000) is applied to the Protected Payment Base and Remaining Protected Balance on the Contract Anniversary at the beginning of Contract Year 2.

GUARANTEED WITHDRAWAL BENEFIT RIDER II
SAMPLE CALCULATIONS
Example #3 — Compliant Withdrawals.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	A subsequent Purchase Payment of $100,000 is received during Contract Year 1.

•	Withdrawals equal to the Protected Payment Amount is taken during Contract Years 3, Annual Credits are no longer applied to the Protected Payment Base and Remaining Protected Balance in Contract Years 4, 5, or 6.

•	An Automatic Reset at Beginning of Contract Year 6.

Beginning				Protected	Protected		Remaining	Maximum
of Contract	Purchase		Contract Value	Payment	Payment	Annual	Protected	Credit
Year	Payment	Withdrawal	after Activity	Base	Amount	Credit	Balance	Base
1	$100,000		$100,000	$100,000	$5,000	$0	$100,000	$200,000
Activity	$100,000		$200,000	$200,000	$10,000		$200,000	$400,000
2			$207,000	$220,000	$11,000	$20,000	$220,000	$400,000
Activity	$100,000		$307,000	$320,000	$16,000		$320,000	$500,000
3			$321,490	$350,000	$17,500	$30,000	$350,000	$500,000
Activity		$17,500	$303,990	$350,000	$0		$332,500
4			$326,494	$350,000	$17,500	$0	$332,500
5			$349,348	$350,000	$17,500	$0	$332,500
Activity		$17,500	$331,848	$350,000	$0		$315,000
6	(Automatic Reset)		$356,302	$356,302	$17,815	$0	$356,302
Example #4 — Non-Compliant Withdrawals.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	A subsequent Purchase Payment of $100,000 is received during Contract Year 1.

•	A withdrawal greater than the Protected Payment Amount is taken during Contract Years 3, Annual Credits are no longer applied to the Protected Payment Base and Remaining Protected Balance in Contract Years 4, 5, or 6..

•	Automatic Resets at Beginning of Contract Years 4, 5 and 6.

Beginning				Protected	Protected		Remaining	Maximum
of Contract	Purchase		Contract Value	Payment	Payment	Annual	Protected	Credit
Year	Payment	Withdrawal	after Activity	Base	Amount	Credit	Balance	Base
1	$100,000		$100,000	$100,000	$5,000	$0	$100,000	$200,000
Activity	$100,000		$200,000	$200,000	$10,000		$200,000	$400,000
2			$207,000	$220,000	$11,000	$20,000	$220,000	$400,000
Activity	$100,000		$307,000	$320,000	$16,000		$320,000	$500,000
3			$321,490	$350,000	$17,500	$30,000	$350,000	$500,000
Activity		$20,000	$301,490	$301,490	$0		$301,490
4	(Automatic Reset)		$323,994	$323,994	$16,199	$0	$323,994
5	(Automatic Reset)		$346,673	$346,673	$17,333	$0	$346,673
Activity		$100,000	$246,673	$246,673	$0		$246,673
6	(Automatic Reset)		$270,940	$270,940	$18,547	$0	$270,940

Example #5 — Annual Credit.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	No subsequent Purchase Payments are received.

Beginning				Protected	Protected		Remaining	Maximum
of Contract	Purchase		Contract Value	Payment	Payment	Annual	Protected	Credit
Year	Payment	Withdrawal	after Activity	Base	Amount	Credit	Balance	Base
1	$100,000		$100,000	$100,000	$5,000	$0	$100,000	$200,000
2			$107,000	$110,000	$5,500	$10,000	$110,000	$200,000
3			$114,490	$120,000	$6,000	$10,000	$120,000	$200,000
4			$122,504	$130,000	$6,500	$10,000	$130,000	$200,00
5			$131,079	$140,000	$7,000	$10,000	$140,000	$200,000
6			$140,255	$150,000	$7,500	$10,000	$150,000	$200,000
7			$150,073	$160,000	$8,000	$10,000	$160,000	$200,000
8			$160,578	$170,000	$8,500	$10,000	$170,000	$200,000
9			$171,818	$180,000	$9,000	$10,000	$180,000	$200,000
10			$183,845	$190,000	$9,500	$10,000	$190,000	$200,000
11			$196,714	$200,000	$10,000	$10,000	$200,000	$200,000
12			$210,485	$210,485	$10,524	$0	$210,485
•	Annual Credits are no longer applied to the Protected Payment Base or Remaining Protected Balance after the Protected Payment Base and Remaining Protected Balance reach the Maximum Credit Base, $200,000. However, the Protected Payment Base and Remaining Protected Balance are reset to $210,485 due to an Automatic Reset taking place on the Contract Anniversary at the beginning of Contract Year 12.
a)	Assumptions for the below examples:
i)	Automatic Resets are shown if applicable.

ii)	If the first withdrawal is taken at or after age 59.5, withdrawals of the Protected Payment Amount will be for life.

iii)	If the first withdrawal is taken before age 59.5, withdrawals of the Protected Payment Amount will be taken until the Remaining Protected Balance is depleted.
(1)	A Reset at or after age 59.5 will change withdrawals of the Protected Payment Amount to withdrawals for life.
iv)	Investment returns are random.
Example #6 — Annual Credit with Random Investment Returns.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	No subsequent Purchase Payments are received.

Beginning				Protected	Protected		Remaining	Maximum
of Contract	Purchase		Contract Value	Payment	Payment	Annual	Protected	Credit
Year	Payment	Withdrawal	after Activity	Base	Amount	Credit	Balance	Base
1	$100,000		$100,000	$100,000	$5,000	$0	$100,000	$200,000
2			$107,000	$110,000	$5,500	$10,000	$110,000	$200,000
3	(Automatic Reset)		$125,000	$125,000	$6,250	$10,000	$125,000	$200,000
4			$120,000	$137,500	$6,875	$12,500	$137,500	$200,000
5	(Automatic Reset)		$190,000	$190,000	$9,500	$12,500	$190,000	$200,000
6			$180,000	$209,000	$10,450	$19,000	$209,000	$200,000
7			$240,000	$240,000	$12,000	$0	$240,000
8			$220,000	$240,000	$12,000	$0	$240,000
9			$250,000	$250,000	$12,500	$0	$250,000

•	An Automatic Reset takes place on the Contract Anniversary at the beginning of Contract Year 3, resetting the Protected Payment Base and Remaining Protected Balance to $125,000.

•	On the Contract Anniversary at the beginning of Contract Year 4, an Annual Credit of $12,500 (10% of the Protected Payment Base and Remaining Protected Balance) is added to the Protected Payment Base and Remaining Protected Balance.

•	An Annual of Credit of $12,500 would have been applied on the Contract Anniversary at the beginning of Contract Year 5, but an Automatic Reset took place instead, resetting the Protected Payment Base and Remaining Protected Balance to $190,000.

•	On the Contract Anniversary at the beginning of Contract year 6, an Annual Credit of $19,000 (10% of the Protected Payment Base and Remaining Protected Balance) is added, increasing the Protected Payment Base and Remaining Protected Balance to $209,000. Annual Credits will no longer be added since the Maximum Credit Base of $200,000 has been reached.

•	Contract Years 7 and 9 show the Protected Payment Base and Remaining Protected Balance may still increase due to Resets.

•	In Contract Year 8, the Protected Payment Base and Remaining Protected Balance of $240,000 is locked in even though the Contract Value has decreased to $220,000.